Exhibit 10.1

SECOND AMENDMENT AGREEMENT

This SECOND AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of December 29, 2017 (“Effective Date”) by and between Inpixon, a Nevada corporation (the “Company”), and Hillair Capital Investments L.P. (“Hillair” or the “Holder”, and together with Iliad Research, the “Holders”). This Agreement amends the remaining outstanding Debentures (as defined below) and the SPA (as defined below) in accordance with Section 5.5 of the SPA. In this Agreement, the Company and the Holder are sometimes referred to singularly as a “party” and collectively as the “parties”. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Debentures or the SPA.

WHEREAS, the Company entered into that certain Securities Purchase Agreement, dated as of August 9, 2016 as amended from time to time (the “SPA”), pursuant to which the Company issued an 8% Original Issue Discount Senior Secured Convertible Debenture due on August 9, 2018, as amended from time to time (the “Hillair Debenture”) to Hillair;

WHEREAS, on September 7, 2017, Hillair transferred and assigned certain securities of the Company to HSPL, LLC (“HSPL”), including a portion of the Hillair Debenture (the “Assigned Debenture”, together with the Hillair Debenture, the “Debentures”);

WHEREAS, the Assigned Debenture was transferred and assigned to Iliad Research and Trading, L.P., a Utah limited partnership (“Iliad Research”) on November 20, 2017;

WHEREAS, on December 11, 2017, the Holders entered into that certain Amendment Agreement whereby they agreed to amend the terms of the SPA and the Debentures;

WHEREAS, as of the Effective Date, Hillair holds Debentures in an aggregate principal amount equal to $150,000 and Iliad Research holders Debentures in an aggregate principal amount representing $964,905, representing 100% of the outstanding Debentures;

WHEREAS, subject to the terms and conditions herein, in accordance with Section 5.5 of the SPA, the Company and Hillair agree to certain further amendments to the SPA and the Debentures.

NOW, THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Section 4.13 of the SPA. Section 4.13 of the SPA is hereby amended to delete Subsections 4.13(b) and 4.13(c) and replace them with: [RESERVED].

2. Section 4(b) of the Debentures. The last sentence of Section 4(b) of the Debentures is hereby amended and restated as follows: “The Conversion Price in effect on any Conversion Date shall be equal to the price that is a 30% discount to the closing price as reported by the Nasdaq Stock Market for the date immediately prior to each applicable Conversion Date, subject to adjustment in accordance with Section 5 of the Debentures, provided however, in no event shall the Conversion Price be less than $0.10 (which shall not be increased for any reason).”

3. Effect on Transaction Documents.

a) As of the date hereof, each reference in the SPA to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the SPA, and each reference in the Debentures to “the Purchase Agreement,” “thereunder,” “thereof” or words of like import referring to the SPA shall mean and be a reference to the SPA, as amended by this Agreement.

b) As of the date hereof, each reference in the Debentures to “this Debenture,” “hereunder,” “hereof” or word of like import referring to the Debentures, and each reference in the SPA or the other Transaction Documents to the “Debentures,” “thereunder,” “thereof” or words of like import referring to the Debentures shall mean and be a reference to the Debentures, as amended by this Agreement.

c) Except as expressly set forth herein, the terms and conditions of the Transaction Documents shall remain in full force and effect and each of the parties reserves all rights with respect to any other matters and remedies.

4. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5. Miscellaneous.

a) This Agreement and the other Transaction Documents contain the entire agreement of the Holders and the Company with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement may not be amended, modified or supplemented, and no provision of this Agreement may be waived, other than by a written instrument duly executed and delivered by a duly authorized officer of the Company and the Holders of a majority of the then outstanding Debentures.

b) It is hereby understood that this Agreement does not constitute an admission of liability by any party, including any admission of default under the Transaction Documents.

c) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an action or proceeding to enforce any provisions of this Agreement, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

d) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

e) The Company shall file a Current Report on Form 8-K with the Commission on December 29, 2017 describing the terms of the transactions contemplated hereby. Such Form 8-K will not be filed during normal trading hours on the Trading Market. Following the filing of the Current Report on Form 8-K announcing this Agreement, there shall be no restrictions on Hillair converting the Debentures pursuant to the amended terms hereunder and reselling such Conversion Shares immediately pursuant to Rule 144.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

INPIXON

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

HILLAIR CAPITAL INVESTMENTS L.P.

By:	/s/ Scott Kaufman
Name:	Scott Kaufman
Authorized Signatory

[HOLDER SIGNATURE PAGE TO INPIXON SECOND AMENDMENT AGREEMENT]

5